Exhibit g(18)

FORM OF
APPENDIX "A"
TO
CUSTODIAN AGREEMENT
BETWEEN
State Street Bank and Trust Company and Each of the Following
Investment Companies
Dated as of __________

 The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of _____________ (the "Custodian Agreement"):

Fund                            Portfolio                                            Effective as of:

Fidelity Advisor Series I       Fidelity Advisor Small Cap Fund                      September 6, 1998
                                Fidelity Advisor Dividend Growth Fund*               December 14, 1998
                                Fidelity Advisor Retirement Growth Fund*             December 14, 1998
                                Fidelity Advisor Asset Allocation Fund*              December 14, 1998

Fidelity Advisor Series VIII    Fidelity Advisor Diversified International Fund*     December 14, 1998
                                Fidelity Advisor Europe Capital Appreciation Fund*   December 14, 1998
                                Fidelity Advisor Global Equity Fund*                 December 14, 1998
                                Fidelity Advisor Japan Fund *                        December 14, 1998
                                Fidelity Advisor Latin America Fund*                 December 14, 1998

Fidelity Beacon Street Trust    Fidelity Tax Managed Stock Fund                      October 5, 1998

Fidelity Capital Trust          Fidelity Disciplined Equity Fund                     February 1, 1996

Fidelity Destiny Portfolios     Destiny I                                            February 1, 1996
                                Destiny II                                           February 1, 1996

Fidelity Magellan Fund          Fidelity Magellan Fund                               February 1, 1996


*Addition of eight new advisor funds effective December 14, 1998.


IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.

Each of the Investment Companies Listed on                         State Street Bank and Trust Company
this Appendix A to the Custodian Agreement,
on Behalf of Each of Their Respective Portfolios


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